                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                 COHERENT, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 24, 2000

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC. (the "Company"), a Delaware corporation, will be held on March 24, 2000 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

    1. To elect six directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

    2. To approve the amendment of the Company's Productivity Incentive Plan to increase the number of shares reserved for issuance thereunder by 100,000 to an aggregate of 2,125,000 (Proposal Two);

    3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending September 30, 2000 (Proposal Three); and

    4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Stockholders of record at the close of business on February 10, 2000 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Larry W. Sonsini
                                          SECRETARY

Santa Clara, California
February 22, 2000

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 COHERENT, INC.
                            5100 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, on March 24, 2000 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about February 22, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on February 10, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 24,898,756 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Company at its principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person.

VOTING AND SOLICITATION

    On all matters, other than the election of directors, each share has one vote. See "Election of Directors--Vote Required."

    The cost of this solicitation will be borne by the Company. The Company has retained the services of D.F. King & Co., Inc. (the "Solicitor") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Solicitor a fee not to exceed $3,500 for its services and will reimburse the Solicitor for certain out-of-pocket expenses estimated to be $5,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting and with respect to such matter.

    Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, although broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    The Company currently intends to hold its 2001 Annual Meeting of Stockholders in March 2001 and to mail proxy statements relating to such meeting in February 2001. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2001 Annual Meeting must be received by the Company no later than October 26, 2000 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal 1999, its directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of February 10, 2000 certain information with respect to the beneficial ownership of the Company's Common Stock by
(i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                                                              NUMBER OF    PERCENT
NAME AND ADDRESS                                              SHARES (1)   OF TOTAL
----------------                                              ----------   --------
PRIMECAP Management (2) ....................................  2,420,000      9.72%
  225 S. Lake Ave, #400
  Pasadena, CA 91101
Franklin Advisers, Inc. (3) ................................  2,145,678      8.62%
  777 Mariners Blvd.
  San Mateo, CA 94404
Oppenheimer Funds, Inc. (4) ................................  2,085,000      8.37%
  Two World Trade Center, 31st Floor
  New York, NY 10048
ICM Asset Management (5) ...................................  1,465,980      5.89%
  601 W. Main Ave.
  Spokane, WA 99201
Eagle Asset Management, Inc. (6) ...........................  1,302,082      5.23%
  880 Carillon Pkwy., 3rd Floor
  St. Petersburg, FL 33733
Bernard J. Couillaud (7) ...................................    140,626      *
Henry E. Gauthier (8) ......................................    107,130      *
Robert J. Quillinan (9) ....................................     73,678      *
Scott H. Miller (10) .......................................     49,598      *
Jerry E. Robertson (11) ....................................     40,000      *
John Ambroseo (12) .........................................     31,353      *
Vittorio Fossati-Bellani ...................................     26,392      *
Frank Carrubba (13) ........................................     30,000      *
Thomas Sloan Nelsen (14) ...................................     20,500      *
Charles W. Cantoni (15) ....................................     15,000      *
All directors and executive officers as a group (11 persons)    554,277      2.23%
  (16) .....................................................

------------------------

*   Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange commission (the "SEC") and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Coherent Common Stock subject to options held by that person that will be exercisable on or before April 10, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents shares reported by Carson Group on February 10, 2000 as being held by PRIMECAP Management as of December 31, 1999.

(3) Represents shares reported by Carson Group on February 10, 2000 as being held by Franklin Advisers, Inc. as of December 31, 1999.

(4) Represents shares reported by Carson Group on February 10, 2000 as being held by Oppenheimer Funds, Inc. as of September 30, 1999.

(5) Represents shares reported by Carson Group on February 10, 2000 as being held by ICM Asset Management as of September 30, 1999.

(6) Represents shares reported by Carson Group on February 10, 2000 as being held by Eagle Asset Management, Inc. as of December 31, 1999.

(7) Includes 96,000 shares issuable upon exercise of options held by Mr. Couillaud which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(8) Includes 54,000 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(9) Includes 32,000 shares issuable upon exercise of options held by Mr. Quillinan which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(10) Includes 18,000 shares issuable upon exercise of options held by Mr. Miller which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(11) Includes 15,000 shares issuable upon exercise of options held by Mr. Robertson which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(12) Includes 12,000 shares issuable upon exercise of options held by Mr. Ambroseo which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(13) Includes 15,000 shares issuable upon exercise of options held by Mr. Carrubba which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(14) Includes 10,000 shares issuable upon exercise of options held by Dr. Nelsen which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(15) Includes 10,000 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

(16) Includes an aggregate of 282,000 options which are currently exercisable or will become exercisable within 60 days of February 10, 2000.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A board of six (6) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

    The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

    The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of the Record Date, are set forth below.

                                                   DIRECTOR
NAME OF DIRECTOR                          AGE       SINCE              PRINCIPAL OCCUPATION
----------------                        --------   --------   --------------------------------------
Bernard J. Couillaud (3)..............     55        1996     President and Chief Executive Officer
                                                              of the Company

Henry E. Gauthier (1)(2)(3)...........     59        1983     Chairman of the Board of Directors of
                                                              the Company

Charles W. Cantoni (1)(2)(3)..........     64        1983     Owner, Cantoni Consulting

Frank P. Carrubba (1)(2)(3)...........     62        1989     Retired Chief Technical Officer,
                                                              Phillips Electronics N.V.

Thomas Sloan Nelsen (1)(2)............     73        1983     Retired Professor of Surgery, Stanford
                                                                University School of Medicine

Jerry E. Robertson (1)(2).............     67        1994     Retired Executive Vice President, 3M
                                                              Life Sciences Sector and Corporate
                                                                Services

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Mr. Gauthier retired as President and COO of the Company in July 1996.

    Mr. Couillaud is President and Chief Executive Officer and a member of the Board of Directors, positions he has held since July 1996. He served as Vice President and General Manager of Coherent Laser Group from March 1992 to
July 1996. From 1990 to March 30, 1992, he served as Manager of the Advanced Systems Business Unit, and from 1987 to 1990 served as Director of R&D for the Coherent Laser Group.

    Since June 1998 Mr. Cantoni has been the owner of Cantoni Consulting and provides management and medical marketing consulting services. Prior to founding Cantoni Consulting, Mr. Cantoni was Vice President, Quinton Instruments, Inc., a manufacturer of medical instrumentation products, a position he held since October 1994.

    Mr. Robertson retired from 3M in 1994. He is a member of the board of directors of Cardinal Health, Inc., Steris Corporation, and Choice Hotels International.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of six meetings during the fiscal year ended October 2, 1999. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee of the Board of Directors, which consists of directors Gauthier, Carrubba, Cantoni, Nelsen and Robertson, held two meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent public accountants. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors consists of directors Gauthier, Carrubba, Cantoni, Nelsen and Robertson, and held one meeting during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers pursuant to the Company's stock option plans.

    The Nominating Committee was established in January 1998 and consists of directors Couillaud, Gauthier, Cantoni and Carrubba. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee reviews candidates for officers and directors and makes recommendations with respect to such candidates. The Nominating Committee will consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal offices (Attention: Scott
H. Miller, Senior Vice President and General Counsel) of their intent to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Information Concerning Solicitation and Voting--Deadline for Receipt of Stockholder Proposals."

DIRECTOR COMPENSATION

    In fiscal year 1999, members of the Board of Directors who were not employees of the Company received $16,000 plus $1,500 per meeting attended and were reimbursed for their expenses incurred in attending such meetings.

    The Company's 1990 Directors' Stock Option Plan (the "Directors' Option Plan") was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The Directors' Option Plan was amended by the Board of Directors on January 25, 1996, and the amendment was approved by the stockholders on March 20, 1996. The Directors' Option Plan terminated on December 8, 1999 and no further options will be granted under this plan. The Directors' Option Plan provides for the automatic and non-discretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the later of the effective date of the Directors' Option Plan or the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is reelected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

    The Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan") was adopted by the Board of Directors on November 24, 1998 and was approved by the stockholders on March 17, 1999 and reserved 100,000 shares of Common Stock for issuance thereunder. Under the terms of the 1998 Directors' Plan, the number of shares is increased each year by the number of shares necessary to restore the total number of shares reserved to 100,000 shares. The 1998 Director's Plan replaced the Directors' Option Plan which expired on December 8, 1999. Like its predecessor, the 1998 Directors' Plan provides for the automatic and non-discretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is reelected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options. As of the records date, no options have been granted under the 1998 Directors' Plan.

    Three non-employee directors have each been granted options to purchase 65,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $11.62. One non-employee director has been granted options to purchase 45,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $13.73 per share. One non-employee director has been granted options to purchase 30,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $21.33 per share. As of February 10, 2000, 130,000 shares had been issued on exercise of such options. The following table shows, as to each non-employee director, information concerning options exercised under the Directors' Option Plan during the last fiscal year:

               OPTION EXERCISES IN LAST FISCAL YEAR BY DIRECTORS

NAME                                    SHARES ACQUIRED ON EXERCISE   VALUE REALIZED(1)
----                                    ---------------------------   -----------------
Charles W. Cantoni....................             5,000                   $43,438
Frank Carrubba........................             5,000                   $35,313
Thomas Sloan Nelsen...................             5,000                   $30,625

------------------------

(1) The value realized is calculated based on market value less exercise price. The market value of underlying securities is based on the closing price of the Company's Common Stock as reported by the NASDAQ National Market on the date of exercise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Directors Gauthier, Carrubba, Cantoni, Nelsen and Robertson. During the last fiscal year, the Company paid Dr. Thomas Nelsen $63,000 in consulting fees. Dr. Nelsen has more than 40 years of experience as a physician and, before his retirement, was a Professor of Surgery at Stanford University School of Medicine. Utilizing this experience, Dr. Nelsen has worked closely with the Company in developing and refining new laser products for the medical field. Management believes that this arrangement is at least as favorable to the Company as could be negotiated with an outside consultant.

    Mr. Gauthier and the Company have entered into a Management Transition Agreement pursuant to which Mr. Gauthier has agreed to provide employment and consulting services to the Company through June 30, 1999. In consideration for these services, the Company agreed (i) to pay Mr. Gauthier his base salary through June 30, 1997, (ii) to pay him an hourly consulting fee equal to $175.00 for services rendered through June 30, 1999, and (iii) to provide him with benefits under the Company's medical, dental and life insurance plans.

VOTE REQUIRED

    Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless (i) such candidate's name has been placed in nomination prior to the voting and (ii) the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

    If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

                            ------------------------

                                  PROPOSAL TWO
                  AMENDMENT OF THE PRODUCTIVITY INCENTIVE PLAN

    In January, 2000 the Company's Board of Directors authorized the amendment of the Company's Productivity Incentive Plan (the "Plan"), subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by an additional 100,000 shares for an aggregate of 2,125,000 shares.

    Management believes that it is in the best interest of the Company and the stockholders to provide employees with stock incentives pursuant to the Plan.

    The materials features of the Plan are outlined below:

SUMMARY OF THE PRODUCTIVITY INCENTIVE PLAN

    PURPOSE. The purpose of this Plan is to afford an incentive to employees of the Company and its subsidiaries and to enable the Company and its subsidiaries to retain and attract personnel of the highest caliber who by their position, ability and diligence are able to make important contributions to the Company's success.

    ADMINISTRATION. The Plan is administered by management of the Company under the direction of the Board of Directors. The administration, interpretation or application of the Plan by the Board or management shall be final, conclusive and binding upon all participants. Members of the Board of Directors and management are permitted to participate in the Plan provided such persons are eligible Employees.

    DISTRIBUTION OF CASH OR COMMON STOCK. At the end of each three month period of the Plan, the Company distributes cash or shares of Common Stock, at the election of the participating employee; provided, however, that only cash is distributed when the amount of incentive compensation is less than one day's base earnings. The amount distributed is equal to the quarterly base earnings of a participating employee multiplied by 50% of the quarterly pre-tax profit percentage of the Company. The Company distributes cash to each participating employee unless he or she notifies the Company in writing that he or she elects to receive Common Stock. The number of shares of Common Stock to be distributed to a participating employee is determined by dividing the amount of incentive compensation by the fair market value of a share of the Company's Common Stock. No fractional shares are distributed, but the dollar amount of any fractional share is carried forward to the next three month period (if the employee is still participating at that time).

    DELIVERY OF CASH OR SHARE CERTIFICATES. As soon as practicable after each three month period of the Plan, the Company delivers stock certificates to each participating employee who elected to receive shares of Common Stock and a check to each participating employee who elected to receive cash.

    TERMINATION OF EMPLOYMENT; DEATH. Upon termination of a participating employee's employment for any reason, including retirement or death, his participation in the Plan is automatically terminated. If such termination occurs during a three month period of the Plan, the participating employee is not entitled to any cash or stock distribution for that period (unless the termination is caused by the employee's death, in which case his designated beneficiary shall receive a cash or Common Stock distribution at the election of the designated beneficiary).

    STOCK. The number of shares of Common Stock which are reserved for distribution under the Plan is 2,025,000 shares, subject to adjustment upon changes in capitalization of the Company. The shares of Common Stock to be distributed to participating employees may, at the election of the Company, be either treasury shares or shares authorized but unissued.

    AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate, modify, or amend the Plan; provided, however, that approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any modification or amendment which materially increases the benefits accruing to participating employees or the number of shares issuable under the Plan, or materially changes the standards of eligibility for participation in the Plan.

VOTE REQUIRED

    The amendment of the Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this proposal at the meeting. An abstention is not an affirmative vote, and therefore, will have the same effect as a vote against the proposal. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
       THE APPROVAL OF THE AMENDMENT OF THE PRODUCTIVITY INCENTIVE PLAN.

                            ------------------------

                                 PROPOSAL THREE
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection. Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
                          AS INDEPENDENT ACCOUNTANTS.

                            ------------------------

                             EXECUTIVE COMPENSATION

OFFICERS

    The names, ages and office of all of the executive officers of the Company are set forth below.

NAME OF OFFICER                               AGE                          OFFICE HELD
---------------                             --------   ---------------------------------------------------
Bernard J. Couillaud......................     55      President and Chief Executive Officer
Robert J. Quillinan.......................     52      Executive Vice President and Chief Financial
                                                       Officer
John R. Ambroseo..........................     38      Executive Vice President and President, Coherent
                                                       Laser Group
Vittorio Fossati-Bellani..................     52      Executive Vice President and President, Coherent
                                                       Semiconductor Group
James L. Taylor...........................     50      Executive Vice President and President, Coherent
                                                       Medical Group
Scott H. Miller...........................     45      Senior Vice President and General Counsel
Larry W. Sonsini..........................     58      Secretary

    There are no family relationships between any of the executive officers and directors.

    Mr. Couillaud has served as President and Chief Executive Officer as well as a member of the Board of Directors since July 1996. He served as Vice President and General Manager of Coherent Laser Group from March 1992 to July 1996. From 1990 to March 30, 1992, he served as Manager of the Advanced Systems Business Unit, and from 1987 to 1990, he served as Director of R&D for the Coherent Laser Group.

    Mr. Quillinan has served as Executive Vice President and Chief Financial Officer since July 1984. He served as Vice President and Treasurer from March 1982 to July 1984 and as Corporate Controller from April 1980 to March 1982.

    Mr. Ambroseo became Executive Vice President and President, Coherent Laser Group in July 1997. He joined Coherent in 1988 as a Sales Engineer and has served as Product Marketing Manager, U. S. Sales Manager, Director of European Operations and most recently as Scientific Business Unit Manager.

    Mr. Fossati-Bellani became Executive Vice President and President, Coherent Semiconductor Group in July 1997. He joined the Italian office of Coherent in 1979 as a Scientific Sales Engineer and has served in the capacity of Product Manager, Director of Marketing, Director of Business Development, Scientific Business Unit Manager and Diode Laser Business Unit Manager for the Coherent Laser Group.

    Mr. Taylor has served as Executive Vice President and President, Coherent Medical Group since February 17, 1999. Prior to joining Coherent he was President and CEO of Andros, Inc. from April 1997 to February 1999, and President of Ohmeda Medical Systems from February 1995 to April 1997.

    Mr. Miller has served as General Counsel to the Company since October 1988 and as Senior Vice President since March 1994.

    For over five years, Mr. Sonsini has served as the Company's Secretary and a member of the law firm of Wilson, Sonsini, Goodrich & Rosati, P.C.

SUMMARY COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or executive officer, as the case may be, during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                                                     AWARDS       ALL OTHER
NAME                                         YEAR     SALARY ($)      BONUS ($)   OPTIONS (#)    COMPENSATION
----                                       --------   -----------     ---------   ------------   ------------
Bernard J. Couillaud ....................    1999      $363,467       $302,571       60,000         $27,530(1)
  President and Chief Executive Officer      1998       337,492        147,578      138,000          23,393
                                             1997       273,229        341,797       24,000          14,834

Robert J. Quillinan .....................    1999      $222,665       $130,662       22,000         $15,067(2)
  Executive Vice President and               1998       220,201         65,138       34,000          14,723
  Chief Financial Officer                    1997       194,964        192,491       14,000          15,267

John Ambroseo ...........................    1999      $240,292(3)    $267,814       30,000         $13,714(4)
  Executive Vice President and               1998       206,898(5)     108,668       36,000           8,672
  President, Coherent Laser Group            1997       304,897(6)      80,605       21,000           9,266

Vittorio Fossati-Bellani ................    1999      $189,566       $153,813       18,000         $11,998(7)
  Executive Vice President and               1998       178,288         46,669       24,000          11,207
  President, Coherent Semiconductor Group    1997       127,515         77,693       19,500           9,537

Scott H. Miller .........................    1999      $170,843       $ 84,489        8,000         $10,692(8)
  Senior Vice President and                  1998       167,982         42,391       12,000          10,523
  General Counsel                            1997       153,877        132,780        7,000          12,154

------------------------

(1) Includes $20,249 contributed by the Company under defined contribution plans and $7,281 in life insurance benefits.

(2) Includes $13,073 contributed by the Company under defined contribution plans and $1,994 in life insurance benefits.

(3) Includes $10,779 compensation related to European assignment.

(4) Includes $13,171 contributed by the Company under defined contribution plans and $543 in life insurance benefits

(5) Includes $19,282 compensation related to European assignment.

(6) Includes $186,162 compensation related to European assignment.

(7) Includes $10,363 contributed by the Company under defined contribution plans and $1,635 in life insurance benefits.

(8) Includes $9,323 contributed by the Company under defined contribution plans and $1,369 in life insurance benefits.

STOCK OPTION GRANTS AND EXERCISES

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended October 2, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                                   VALUE
                                -----------------------------------------------------------------     AT ASSUMED ANNUAL
                                    NUMBER OF           % OF TOTAL                                  RATES OF STOCK PRICE
                                    SECURITIES           OPTIONS                                      APPRECIATION FOR
                                    UNDERLYING          GRANTED TO                                     OPTION TERM (4)
                                     OPTIONS           EMPLOYEES IN       EXERCISE     EXPIRATION   ---------------------
NAME                            GRANTED (#)(1)(2)    FISCAL YEAR (3)    PRICE ($/SH)      DATE       5% ($)      10% ($)
----                            ------------------   ----------------   ------------   ----------   ---------   ---------
Bernard J. Couillaud..........         6,299                .45           $15.875        6/14/05    $ 34,008    $ 77,154
                                      53,701               3.86           $15.875        6/14/05    $289,933    $657,758

Robert J. Quillinan...........         6,299                .45           $15.875        6/14/05    $ 34,008    $ 77,154
                                      15,701               1.13           $15.875        6/14/05    $ 84,770    $192,314

John Ambroseo.................         6,299                .45           $15.875        6/14/05    $ 34,008    $ 77,154
                                      23,701               1.70           $15.875        6/14/05    $127,962    $290,302

Vittorio Fossati-Bellani......         6,299                .45           $15.875        6/14/05    $ 34,008    $ 77,154
                                      11,701                .84           $15.875        6/14/05    $ 63,174    $143,320

Scott H. Miller...............         6,299                .45           $15.875        6/14/05    $ 34,008    $ 77,154
                                       1,701                .12           $15.875        6/14/05    $  9,184    $ 20,835

------------------------

(1) The Company's 1987 Stock Option Plan and 1995 Stock Plan (collectively the "Option Plans") provide for the grant of options and stock purchase rights to officers, employees and consultants of the Company. Options granted under the Option Plans may be either "nonstatutory options" or "incentive stock options." The exercise price is determined by the Board of Directors or its Compensation Committee and, in the case of incentive stock options, may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of grants to 10% shareholders). The options expire not more than six years from the date of grant and may be exercised only while the optionee is employed by the Company or within such period of time after termination of employment as is determined by the Board or its Committee at the time of grant. The Board of Directors may determine when options granted may be exercisable.

(2) The first entry for each individual sets forth the number of options awarded that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986. The second entry for each individual sets forth the number of options that are nonstatutory stock options.

(3) The Company granted options to purchase an aggregate of 1,391,100, to all employees other than executive officers and granted options to purchase an aggregate of 223,000 shares to all executive officers as a group (7 persons), during fiscal 1999.

(4) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective six-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended October 2, 1999 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS AT           IN-THE-MONEY OPTIONS AT
                                   SHARES         VALUE        OCTOBER 2, 1999 (#)(2)        OCTOBER 2, 1999 ($)(3)
                                ACQUIRED ON     REALIZED     ---------------------------   ---------------------------
NAME                            EXERCISE (#)     ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            ------------   -----------   -----------   -------------   -----------   -------------
Bernard J. Couillaud..........      12,000       $78,000       96,000         180,000        $809,625      $1,566,000

Robert J. Quillinan...........           0            $0       32,000          62,000        $206,750        $468,875

John Ambroseo.................           0            $0       25,000          66,000        $119,188        $507,813

Vittorio Fossati-Bellani......       8,500       $68,156       14,500          46,000          $7,250        $342,313

Scott H. Miller...............       5,000       $41,875       18,000          24,000        $157,000        $168,188

------------------------

(1) The value realized is calculated based on the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) The market value of underlying securities is based on the difference between the closing price of the Company's Common Stock on October 2, 1999 of $21.375 (as reported by Nasdaq National Market) and the exercise price.

OTHER EMPLOYEE BENEFIT PLANS

EMPLOYEE RETIREMENT AND INVESTMENT PLAN AND SUPPLEMENTARY RETIREMENT PLAN

    Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan. Employees become eligible to participate after completing one year of service. Under this plan, the Company will match employee contributions to the plan up to a maximum of 6% of the employee's individual earnings. An employee is not entitled to any part of the Company's contribution until the completion of his or her third year of employment. After the end of the third year of employment, 20% of the Company's contribution vests. Thereafter, an additional 20% of the Company's contribution vests at the end of each year of completed service until the end of the seventh year of employment when such contributions become 100% vested. Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings. Effective January 1, 1990, the Company adopted the Supplementary Retirement Plan which provides that certain senior management employees may contribute income to a trust fund. The Company will match such contributions up to 6% of the participant's income. Such contributions are subject to the same vesting requirements as contributions made under the Employment Retirement and Investment Plan.

VARIABLE COMPENSATION PLAN

    The Company's Variable Compensation Plan provides for the payment of quarterly cash bonuses to members of management designated by the Board of Directors determined by a formula based on improvements of pre-tax profits, cash flow and asset management over preset threshold levels for each operating group or business unit. Those employees who participate in the Plan who are not assigned to an operating group or business unit receive an average of such amounts.

PRODUCTIVITY INCENTIVE PLAN

    Under the Company's Productivity Incentive Plan (the "Incentive Plan"), 2,025,000 shares of Common Stock were initially reserved, and as of the fiscal year ended October 2, 1999, 25,397 shares of Common Stock were available for issuance to employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week. The purpose of the Incentive Plan is to enhance an employee's proprietary interest in the Company and to create an incentive for the Company's success.

    The Incentive Plan provides for the quarterly distribution of cash or Common Stock, at the election of each participant, based upon the quarterly profitability of the Company. The amount of cash or number of shares of Common Stock distributed to each participant is determined by dividing a participant's "incentive compensation" by the fair market value of the Company's Common Stock at the end of each three-month period.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1980. A total of 6,325,000 shares of Common Stock have been reserved under the Purchase Plan, and as of the end of fiscal year 1999, 2,222,836 shares of Common Stock remained available for issuance thereunder. The Purchase Plan permits employees who are employed for at least twenty hours per week and more than five months in a calendar year to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each twelve-month period. Payroll deductions may not exceed 10% of an employee's compensation. The Purchase Plan provides for two offerings during each fiscal year, each having a duration of twelve months.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

    BASE SALARY. The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

    VARIABLE COMPENSATION PLAN. Each executive officer participates in the Variable Compensation Plan which provides for the payment of a quarterly amount determined by a formula based on improvements of pre-tax profits and asset management over preset threshold levels for each operating group or business unit.

    STOCK OPTIONS. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

    OTHER. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See "Executive Compensation--Other Employee Benefit Plans."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

    The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long term growth and profitability. In 1999, Mr. Couillaud was granted options to purchase 60,000 shares with an exercise price equal to the fair market value at date of grant ($15.875 per share). This option becomes exercisable at the end of three years. The Committee believes that the quantity of shares granted to Mr. Couillaud is consistent with its philosophy of granting options to many management personnel rather than concentrating grants on a few senior executives.

COMPENSATION LIMITATIONS

    Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

                                          COMPENSATION COMMITTEE

                                          Henry E. Gauthier
                                          Frank P. Carrubba
                                          Charles W. Cantoni
                                          Thomas Sloan Nelsen
                                          Jerry E. Robertson

Dated: January 26, 2000

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from October 1, 1994 through October 2, 1999 comparing the return on the Company's Common Stock with the Standard & Poors 500 Stock Index and the Standard & Poors Small Cap 600 Stock Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         COHERENT INC.  S&P 500 INDEX  S&P SMALL CAP 600 INDEX
10/1/94         100.00         100.00                   100.00
9/30/95         260.71         129.74                   126.18
9/28/96         251.79         156.12                   145.50
9/27/97         395.54         219.27                   199.29
9/26/98         140.47         236.13                   161.02
10/2/99         316.06         293.76                   185.87

                              CERTAIN TRANSACTIONS

    The following table sets forth information with respect to all executive officers of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options.

                                                                                  LARGEST AMOUNT   BALANCE AT
                                 NEW LOANS                                         OUTSTANDING     OCTOBER 2,
NAME                            DURING 1999   INTEREST RATES   MATURITY DATE(S)    DURING 1999        1999
----                            -----------   --------------   ----------------   --------------   -----------
Robert J. Quillinan...........          --       5.68-5.69%    2/27/03-7/31/03       $325,779       $325,779
Bernard J. Couillaud..........    $111,651            4.83%        3/1/04            $111,651       $111,651
Vittorio Fossati-Bellani......    $116,974            5.96%        8/31/04           $116,974       $116,974
Scott H. Miller...............    $ 50,653        4.83-7.1%    10/4/99-3/1/04        $162,333       $162,333

    All promissory notes are full recourse and are secured by the shares of Common Stock of the Company issued upon exercise of the options. Interest is paid annually.

    See "Election of Directors--Compensation Committee Interlocks and Insider Participation" for a description of Dr. Nelsen's consulting arrangement with the Company.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: February 22, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

--------------------------------------------------------------------------------
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THIS ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------



      [0706 - COHERENT] [FILENAME: COH89B.ELX] [VERSION - 2] [02/15/00] [ORIG.
                                     02/14/00]

                                    DETACH HERE

                                       PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                   COHERENT, INC.

                           ANNUAL MEETING OF STOCKHOLDERS
                                   MARCH 24, 2000

     The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 22, 2000, and hereby appoints Bernard J. Couillaud and Robert J. Quillinan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on March 24, 2000 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054 and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S PRODUCTIVITY INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

---------------                                                  ---------------
  SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
      SIDE                                                             SIDE
---------------                                                  ---------------

COHERENT, INC.                                               THIS IS YOUR PROXY.
C/O EQUISERVE                                            YOUR VOTE IS IMPORTANT.
P.O. BOX 9040
BOSTON, MA 02256-9040






     [0706 - COHERENT] [FILE NAME: COH89A.ELX] [VERSION - 2] [02/16/00] [ORIG.
                                     02/14/00/

                                    DETACH HERE

/ / PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. To elect six directors to serve for the ensuing year and until their successors are duly elected;

     NOMINEES: (01) Bernard J. Couillaud; (02) Henry E. Gauthier; (03) Charles
     W. Cantonl; (04) Frank P. Carrubba; (05) Thomas Sloan Nelsen; (06) Jerry E. Robertson (Proposal One);

          FOR                                WITHHELD
          ALL    / /                 / /     FROM ALL
        NOMINEES                             NOMINEES

  / / _______________________________________                MARK HERE
       For all nominees except as noted above               FOR ADDRESS  / /
                                                            CHANGE AND
                                                            NOTE BELOW

                                                    FOR     AGAINST   ABSTAIN

2.   To approve the amendment of the Company's      / /       / /       / /
     Productivity Incentive Plan to increase the number of shares reserved for issuance thereunder by 100,000 to an aggregate of 2,125,000 (Proposal Two);

                                                    FOR     AGAINST   ABSTAIN

3.   To ratify the appointment of Deloitte & Touche / /       / /       / /
     LLP as independent public accountants to the Company for the fiscal year ending September
     30, 2000 (Proposal Three); and

4. to transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on February 10, 2000 are entitled to notice of and to vote at the meeting.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:_______________ Date:_______ Signature:________________ Date:_______